EXHIBIT 16



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


May 30, 2002



Dear Sir/Madam:

We have read the second and third paragraphs of Item 4 included in the Form 8-K dated May 29, 2002 of Qwest Communications International Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


Arthur Andersen LLP


Copy to:
Robin R. Szeliga, Chief Financial Officer
Qwest Communications International Inc.

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